Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors

Sigma Labs, Inc.

Santa Fe, New Mexico

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sigma Labs, Inc. of our report dated March 16, 2016, relating to the December 31, 2015 and 2014 financial statements of Sigma Labs, Inc. included in the Annual Report on Form 10-K of Sigma Labs, Inc. for the year ended December 31, 2015.

/s/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

Farmington, Utah

July 21, 2016